                                                                      Exhibit 11
                                                                      ----------
            INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
         Computation of Earnings Per Share of Common Stock (Unaudited)
--------------------------------------------------------------------------------

                                                                         Dollars and Shares in Millions
                                                                            (except per share data)
                                                                    ----------------------------------------
                                                                    Three Months Ended    Nine Months Ended
                                                                       September 30         September 30
                                                                    -------------------  -------------------
                                                                      1997      1996       1997       1996
                                                                    --------  --------   --------   --------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
  Shares of common stock
    Average shares outstanding                                          48.8      48.8       48.9      48.8
    Dilutive effect of stock options                                       -         -          -       -
                                                                       -----     -----     ------     -----
                                                                        48.8      48.8       48.9      48.8
                                                                       =====     =====     ======     =====

  Income before extraordinary loss                                     $30.3     $17.3     $101.6     $68.2
  Extraordinary loss                                                       -       8.8          -      23.3
                                                                       -----     -----     ------     -----
  Net income                                                            30.3       8.5      101.6      44.9
  Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
    the ESOP                                                             2.3       2.2        6.8       6.7
                                                                       -----     -----     ------     -----

  Net income applicable                                                $28.0     $ 6.3     $ 94.8     $38.2
                                                                       =====     =====     ======     =====
  Primary earnings per share of common stock
    Before extraordinary loss                                          $ .57     $ .31     $ 1.94     $1.26
    Extraordinary loss on early retirement of debt                         -      (.18)         -      (.48)
                                                                       -----     -----     ------     -----
    Net income                                                         $ .57     $ .13     $ 1.94     $ .78
                                                                       =====     =====     ======     =====

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
  Shares of common stock
    Average shares outstanding                                          48.8      48.8       48.9      48.8
    Assumed conversion of Series A and leveraged
      Series E Preferred Stock                                           3.0       3.0        3.1       3.0
    Dilutive effect of stock options                                      .1         -         .1         -
                                                                       -----     -----     ------     -----
                                                                        51.9      51.8       52.1      51.8
                                                                       =====     =====     ======     =====

  Income before extraordinary loss                                     $30.3     $17.3     $101.6     $68.2
  Extraordinary loss                                                       -       8.8          -      23.3
                                                                       -----     -----     ------     -----
  Net income                                                            30.3       8.5      101.6      44.9
  Dividends on antidilutive preferred stock                               .1        .1         .2        .3
  Additional ESOP funding required on conversion of leveraged
    Series E Preferred Stock, net of tax benefit                         2.0       2.0        6.0       5.9
                                                                       -----     -----     ------     -----
  Net income applicable                                                $28.2     $ 6.4     $ 95.4     $38.7
                                                                       =====     =====     ======     =====
  Fully diluted earnings per share of common stock
    Before extraordinary loss                                          $ .54     $ .29     $ 1.83     $1.20
    Extraordinary loss on early retirement of debt                         -      (.17)         -      (.45)
                                                                       -----     -----     ------     -----
    Net income                                                         $ .54     $ .12     $ 1.83     $ .75
                                                                       =====     =====     ======     =====

NOTE: In the three-month and nine-month periods ended September 30, 1997 and 1996, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive. In the three-month period ended September 30, 1997 and in the three-month and nine-month periods ended September 30, 1996, the assumed conversions of Series A Preferred Stock was antidilutive.

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